Exhibit 99.1

THE CHILDREN'S PLACE ANNOUNCES PRELIMINARY UNAUDITED
RESULTS FOR THE FOURTH QUARTER 2023

Company Working with Advisors and Lenders to Obtain New Financing and Assess Other Actions

SECAUCUS, N.J., February 9, 2024 —The Children’s Place, Inc. (Nasdaq: PLCE), an omni-channel children’s specialty portfolio of brands with an industry-leading digital-first model, today announced preliminary unaudited results for the fourth quarter of fiscal 2023.

Preliminary Unaudited Results for the Fourth Quarter 2023

While the results are preliminary and subject to the Company’s detailed year-end closing process and an independent audit, the Company is announcing that it now expects to report the following results for the fourth quarter of fiscal 2023:

•	Net sales are expected to be approximately $454 million to $456 million, versus the Company’s prior guidance of $460 million to $465 million.

•	Adjusted operating loss, which will exclude certain non-recurring costs, the gain from the settlement of a lawsuit, and non-cash asset impairments, if any, for the quarter is expected to be in the range of (9.0%) to (8.0%) of net sales, versus the Company’s prior guidance of adjusted operating income of approximately 2% to 3% of net sales. The adjusted operating loss reflects the impact of lower than expected merchandise margin resulting from more aggressive promotions in an effort to maximize sales, higher than anticipated split shipments to meet customer e-commerce demand, and increased inventory valuation adjustments. The Company projects to end the year in a clean inventory position with inventory expected to be down 16% to 20% versus the prior year. Information reconciling the above non-GAAP measure to the most comparable financial measure calculated and presented in accordance with GAAP is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to finalizing and quantifying the components that are necessary for such reconciliation at this time.

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Total liquidity as of February 3, 2024 is expected to be approximately $45 million (including approximately $13 million of cash and cash equivalents and approximately $32 million of excess availability under the Company’s Credit Facility after excluding all necessary reserves and excess availability requirements). As previously anticipated, total indebtedness is expected to decrease by more than $100 million versus the third quarter of fiscal 2023 and, as of February 3, 2024, is expected to be approximately $277 million as compared to $408 million as of the end of the third quarter of fiscal 2023.

The Company plans to provide further commentary on the fourth quarter and full fiscal year 2023 actual results, and the Company’s outlook for fiscal 2024, during the first quarter of fiscal 2024 as part of its earnings release and conference call.

Certain of the Company’s preliminary unaudited results are reported in this press release on an adjusted, non-GAAP basis. Adjusted operating income (loss) are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

This press release does not contain all the necessary information for an understanding of the Company’s results of operations or its financial condition for the fourth quarter of fiscal 2023. As the Company completes its quarter-end and fiscal year-end financial close processes and finalizes its financial statements for the fourth quarter and full fiscal year 2023, including the accounting for taxes in accordance with GAAP, it is possible that the Company may identify items that require it to make adjustments to the preliminary unaudited financial information set forth above, and those adjustments could be material. The Company undertakes no obligation to, and does not intend to, update financial information prior to the release of final fourth quarter and full fiscal year 2023 financial information in the first fiscal quarter of fiscal 2024.

Other Actions

The Company has been working to improve its liquidity position and strengthen its balance sheet to best position the Company for the future. The Company is working with its advisors (including Centerview Partners), lenders and potential lenders to obtain new financing necessary to support ongoing operations, and is considering strategic alternatives in the event that the Company is unable to consummate new financing.

About The Children’s Place

The Children’s Place is an omni-channel children’s specialty portfolio of brands with an industry-leading digital-first model. Its global retail and wholesale network includes four digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 16 countries through six international franchise partners. The Children’s Place is proud to be a women-led Company, including industry-leading gender diversity in senior management and throughout all levels of its workforce, and of its commitment to sustainable business practices that benefit its customers, associates, investors, suppliers and the communities it serves. The Children’s Place designs, contracts to manufacture, and sells fashionable, high-quality apparel, accessories and footwear predominantly at value prices, primarily under its proprietary brands: “The Children’s Place”, “Gymboree”, “Sugar & Jade”, and “PJ Place”. For more information, visit: www.childrensplace.com, www.gymboree.com, www.sugarandjade.com and www.pjplace.com, as well as the Company’s social media channels on Instagram, Facebook, X, formerly known as Twitter, YouTube and Pinterest.

Forward-Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s preliminary unaudited results for the fourth quarter of fiscal 2023. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, the uncertainty of weather patterns, the risk that we may be unable to obtain new financing, and the risk that our preliminary unaudited results for the fourth quarter of fiscal 2023 may differ (perhaps materially) from our actual results for such period. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Investor Relations (201) 558-2400 ext. 14500

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